Exhibit 10.1

AMENDMENT NO. 2 TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of February 17, 2020 by and among NN, Inc., a Delaware corporation (the “Company”), and Warren A. Veltman (the “Executive”), and amends that certain Executive Employment Agreement dated as of September 9, 2014, as amended, by and among the Company and the Executive (the “Employment Agreement”).

In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, the parties hereto, intending to be legally bound, hereby agree that the Employment Agreement is hereby amended as follows:

1.    Section 3 of the Employment Agreement is hereby amended by deleting said Section 3 in its entirety and inserting in lieu thereof the following:

“Position and Duties. The Executive shall serve as the President and Chief Executive Officer of the Company with responsibilities and authority as may from time to time be assigned by the Board of Directors of the Company. Executive agrees to perform faithfully and industriously the duties which the Company may assign to him. The Executive shall devote substantially all of his working time and efforts to the business affairs of the Company, to the exclusion of all other employment or business interest other than passive personal investments, charitable, religious or civic activities. Executive may not engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the consent of the Board of Directors of the Company.”

2.    In all other respects, the Employment Agreement shall remain in full force and effect.

3.    This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Any or all of the signatures to this Amendment may be by facsimile transmission.

4.    This Amendment shall be governed in accordance with the laws of the State of Tennessee, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Employment Agreement as of the date first above written.

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President

/s/ Warren A. Veltman
Warren A. Veltman